CERTIFICATE OF INCORPORATION OF THE COMPANY
                                      AND
                              AMENDMENTS THERETO

                             State of Delaware
                       Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AMERICA FIRST ASSOCIATES CORP.", FILED IN THIS OFFICE
ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 1995, AT 10 O'CLOCK A.M. ACERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.






                                     /s/ Edward J. Freel
                                     ----------------------------------
            [SEAL OF SECRETARY       Edward J. Freel Secretary of State
                OF STATE]

2481621 8100                        AUTHENICATION:     7416710
                                    DATE:              02-22-95
950039396

                           CERTIFICATE OF INCORPORATION

                                       OF
                           AMERICA FIRST ASSOCIATES CORP.



     I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby declare and certify as follows:

     1. The name of the Corporation is AMERICA FIRST ASSOCIATES CORP. (hereinafter referred to as the "Corporation").

     2. The registered office of the Corporation in Delaware is to be located at Corporation Trust Center, 1209 orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent in Delaware is The Corporation Trust Company.

     3. The nature of the Corporation's business and the purposes for which the Corporation has been formed are, to act as a broker dealer, investor or trader in securities including options thereon; to act as an investment adviser; to deal in any manner with futures or forward contracts; to act as a commodity introducing broker or futures commission merchant; to act as a commodity trading adviser; to engage in any other lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware; and to do all things necessary or appropriate or related to any of the foregoing purposes.

     4. The total number of shares of capital stock which the Corporation shall have the authority to issue is 20,000 shares designated Common
Stock, car value $.O1 par value per share.

     5.   The name and address of the sole incorporator is as follows:

          Name     Address

          Stephanie G. Senzer            Lehman & Eilen
                                         50 Charles Lindbergh Boulevard
                                         Suite 505
                                         Uniondale, New York 11553

     6. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a)  The number of directors of the Corporation shall be

          (a) The number of directors of the Corporation shall be such as, from time to time shall be fixed by, or in the manner provided in the Corporation's By-Laws. Election of directors need not be by ballot unless the By-Laws so provide;

          (b) The Board of Directors shall have power without the assert or vote of the stockholders to make, alter, amend, change, add to or reseal the By-Laws of the Corporation as provided the By-laws of the Corporation; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends;

          (c) The directors in their discretion may submit any or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it has been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason; and

          (d) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statues of Delaware, of this Certificate and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     7. (a) The personal liability of the directors of the Corporation is hereby elminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General

Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          (b) The Corporation, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, shall indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matter referred to in or covered by said Section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity whole holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (c) Any modification of this Paragraph 7 by the stockholders of the corporation shall be prospective only and shall not adversely affect any any limitation on the personal liability of a director of the Corporation existing at the time of such appeal or modification.
or modification.


     IN WITNESS WHEREOF I have set my hand and seal this 21st day of
                                                         ----
Feburary, 1995
--------

                                    /s/Stephanie G Senzer
                                    -------------------------------------
                                    Stephanie G Senzer, sole incorporator

                       ADOPTION OF CORPORATE RESOLUTIONS
                         UPON UNANWOUS WRITTEN CONSENT
                                     OF THE
                             BOARD OF DIRECTORS OF
                         AMERICA FIRST ASSOCIATES, CORP.

     The undersigned, being all of the Directors of America First Associates, Corp., a Delaware corporation, (the "Company") acting without a meeting pursuant to the Business Corporation Law of the State of Delaware and the Company's By-Laws, do hereby adopt the following resolutions with the same force and effect as if same had been adopted at a meeting of the Board of Directors duly called therefor:


          RESOLVED, that the following persons are hereby elected as officers of the Company to serve until the next annual meeting or until their respective successor(s) are elected and qualified:


Name                   Position with
                       the Company

Joseph Ricupero        Chief Executive Officer and Secretary

Joseph A. Genzardi     President

          AND IT WAS FURTHER RESOLVED, that the Officers of the Company are hereby authorized to amend the Company's Form BD to reflect (i) the change in ownership effected by the sale of securities pursuant to the Company's private offerings of securities; and (ii) the election of the officers set forth hereinabove;

          AND IT WAS FURTHER RESOLVED, that the Officers of the Company are hereby authorized to amend the Company's Supervisory procedures to include online trading;

          AND IT WAS FURTHER RESOLVED, that the Officers of the Company are hereby authorized to obtain continuing education for the Company's employees;

          AND IT WAS FURTHER RESOLVED, that the Corporation amend its Articles of Incorporation to provide the following changes:

          a. A 600 for 1 forward stock split of the Corporation's issued and outstanding shares of Common Stock.

          b. An increase in the authorized shares of Common Stock from 20,000 shares to 20,000,000 shares.

          RESOLVED, that a letter should be sent to all shareholders of the Company, not party to this consent, announcing the matters set forth herein.

          RESOLVED, that the officers of the Corporation be and hereby are authorized and directed to execute and deliver for and on behalf of the Corporation such agreements and documents and to take such steps as is necessary to consummate the foregoing resolutions.


     IN WITNESS WHEREOF, the undersigned has executed this Unanimous Written Consent as of the 22th day of March, 1999.



DIRECTORS

/s/Joseph Ricupero
----------------------
Joseph Ricupero
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